                                                                    EXHIBIT 4.1

                                  PENWEST, LTD.

                             1994 STOCK OPTION PLAN
                       (AS AMENDED AS OF JANUARY 21, 1997)

1.    INTRODUCTION:

      This Plan establishes the right of and procedures for PENWEST, LTD. (the "Company") to grant stock options to its key employees. The Plan provides for the granting of two types of options, namely, (1) Non-Statutory Stock Options and (2) Incentive Stock Options. This Plan sets forth provisions applicable to both types of options, to Non-Statutory Options only and to Incentive Stock Options only.

2.    PROVISIONS OF GENERAL APPLICATION:

      The provisions of this Section 2 apply to both Non-Statutory Options and Incentive Stock Options granted by the Company.

      2.1   Objectives of the Plan:

      The purpose of this Plan is to encourage ownership of Common Stock of the Company by key employees of the Company and any subsidiary. This Plan is intended to provide an incentive for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share, by the proprietary interests created by this Plan, in the increased value of the Company's shares to which such personnel have contributed.

      2.2   Stock Reserved for this Plan:

      The stock reserved for issue upon the exercise of options granted under this Plan will not exceed 1,000,000 shares of the Common Stock of the Company (the "Shares"). Except to the extent provided by the last sentence of this
Section 2.2, if any outstanding option under this Plan expires or is terminated for any reason, Shares allocable to the unexercised portion of such option shall remain available for other options under this Plan provided that the aggregate number of Shares subject to options under this Plan shall not exceed 1,000,000 Shares. The maximum number of Shares for which grants of options may be made to any employee in any one fiscal year of the Company is 150,000. If an option granted to an employee is canceled, the canceled option shall be counted against the maximum number of shares for which options may be granted to the employee hereunder.

      2.3   Administration of this Plan:

      This Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") composed of two or more members all of whom shall be "Non-Employee Directors" as defined in the rules and regulations promulgated by the Securities and Exchange Commission pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all of whom shall be "outside directors" as defined in the regulations promulgated by the Internal Revenue Service pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

      A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

      The Committee, after considering the recommendations of the President and other officers of the Company, if the Committee shall deem the same appropriate, shall:

            (a) determine the number of shares subject to each option, the terms thereof and the type of options to be granted, and direct the President, or other officer in his absence, to enter into an appropriate agreement evidencing such option;

            (b) prescribe rules and regulations from time to time for administration of this Plan;

            (c) decide any questions arising as to the interpretation or application of any provision of this Plan.

      Any action, decision, interpretation or determination by the Committee with respect to this Plan shall be final and binding upon all employees.

      This Plan shall otherwise be administered in accordance with Section 16 of the Exchange Act, including where required or advisable any amendments thereto or successor statutes.

      2.4   Eligibility Facts to be Considered in Granting Options:

      An option may be granted to any officer or key employee who, at the time the option is granted, is a regular full time employee of the Company or of any subsidiary. In its determination of an employee to whom an option shall be granted and the number of Shares to be covered by such option, the Committee shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company, the anticipated number of years of service remaining before the attainment by the employee of the age of retirement, and other factors deemed relevant by the Committee in connection with accomplishing the purpose of this Plan. An employee who has been granted an option to purchase Shares, whether under this Plan or otherwise, may, if the Committee shall so determine, be granted additional options. As used in this Plan, the term "Optionee" shall refer to the person to whom an option is granted hereunder.

      2.5   Vesting of Options:

      The Committee shall have the authority to establish the conditions for determining when the optioned Shares may be purchased, and whether all of the options may be exercised at one time or in increments. The conditions for vesting may include continued employment, attainment of individual, departmental, divisional or Company goals, or such other conditions as the Committee may designate.

      2.6   Accelerated Vesting:

      The Committee shall have the authority to establish criteria for accelerating the vesting of options if certain events occur. The Committee may provide for accelerated vesting in the case of such events as merger, consolidation, reorganization, tender offer, takeover bid, sale of assets, or dissolution. All options shall automatically vest upon the option holder's: (i) death, (ii) "disability" as defined in, and determined in accordance with, the Company's Supplemental Plan of Disability, or
(iii) retirement (1) in accordance with the Company's normal retirement policy or (2) prior to attaining sixty-five (65) years of age provided specific approval of such vesting is given by the Company. No such acceleration shall allow the holder of an option to purchase any optioned Shares for which the options have expired.

      2.7   Terms and Expiration of Options:

      Each option granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Committee shall deem necessary or appropriate to comply with, or take advantage of, applicable laws or regulations and shall contain provisions to the following effect, together with such other provisions as the Committee shall from time to time approve:

            (a) that, subject to the provisions of Section 2.7(b) below, the option, as to the whole or any part thereof, may be exercised only by the Optionee or permitted transferee;

            (b) that neither the whole nor any part of the option shall be transferable (whether by operation of law otherwise) other than by the will of, or by the laws of descent and distribution applicable to, a deceased Optionee or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order; provided, that the Committee may, in its discretion, authorize the whole or any part of a Non-Statutory Option to be transferable without consideration to the spouse, children or grandchildren of the Optionee ("Immediate Family Members") or to a trust for the exclusive benefit of such Immediate Family Members or to a partnership in which such Immediate Family Members are the only partners; and that the option and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of such rights contrary to the provisions hereof or upon the bankruptcy or insolvency of the Optionee or permitted transferee;

            (c) that subject to the foregoing provisions, an option may be exercised at different times for portions of the total number of option Shares for which the right to purchase or exercise shall have vested provided that such portions are in multiples of five (5) Shares;

            (d) that the Optionee or permitted transferee shall have no right to receive any dividend on or to vote or exercise and right in respect of any Shares the certificate for which has not been issued to him, her or it;

            (e) that the option shall each expire at the earliest of the following:

                  (1)   the date specified in the option;

                  (2) a date specified in the option but not later than twelve
            (12) months after voluntary or involuntary termination of the Optionee's employment other than termination as described in Paragraph (3) below;

                  (3) upon the discharge of the Optionee for misconduct, willfully or wantonly harmful to the Company;

                  (4) twelve (12) months after the Optionee's death or disability;

                  (5) such earlier date as the Committee may specify in the
            event of a merger, consolidation, reorganization, tender offer, takeover bid, sale of assets, or dissolution;

            (f) that the terms of the option shall not be affected by any change of the Optionee's duties or position so long as the Optionee shall continue to be employed by the Company or a subsidiary.

      2.8   Notice of Intent to Exercise Option:

      The Optionee or permitted transferee desiring to exercise an option granted hereunder as to all or part of the Shares covered thereby shall in writing notify the Company at its principal office at Bellevue, Washington, to that effect specifying the number of option Shares to be purchased. With respect to any Shares acquired pursuant to Section 2.6, the Optionee or permitted transferee shall be deemed to have given to the Company the notice of exercise required by this Section 2.8 ten (10) days prior to the closing or effective date of any accelerating event.

      2.9   Recapitalization:

      The aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by each outstanding option and the price per share thereof in each such option shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from a division or consolidation of shares or any other increase or decrease in such shares effected without receipt of consideration by the Company excluding any decrease resulting from the purchase of shares for the treasury. If the adjustment would result in a fractional share, the Optionee shall be entitled to one (1) additional share, provided that the total number of Shares to be granted under this Plan shall not be increased above the equivalent number of shares initially allocated to this Plan or subsequently approved by the shareholders of the Company for issuance hereunder.

      2.10  Termination and Amendment of this Plan:

      The directors of the Company may at any time modify, amend or terminate this Plan, provided, however, that (i) no outstanding option may be amended or modified without the consent of the holder thereof, and (ii) no amendment or modification to this Plan shall increase the number of Shares as to which options may be granted under this Plan or change the class of employee to whom options may be granted under this Plan without shareholder approval.

      2.11  Granting of Options:

      The granting of any option pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan or to receive any option under it.

      The granting of an option pursuant to this Plan shall not constitute an agreement or understanding, express or implied, on the part of the Company or a subsidiary to employ the Optionee for any specified period.

      2.12  Withdrawal:

      An Optionee may at any time elect in writing to abandon an option with respect to the number of Shares as to which the option shall not have been exercised.

      2.13  Government Regulations:

      This Plan and the granting and exercise of any option hereunder and the obligations of the Company to sell and deliver Shares under any such option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required. This Plan shall be governed by the laws of the State of Washington.

      2.14  Shareholder Approval:

      This Plan shall be submitted to the shareholders for their approval within twelve (12) months from the date hereof.

      2.15  Compliance with Securities Laws:

      The Committee shall have the right to:

            (a) require an Optionee or permitted transferee to execute, as a condition of the exercise of an option, a letter evidencing the Optionee's or permitted transferee's intent to acquire the Shares for investment and not with a view to the distribution thereof;

            (b) place appropriate legends upon the certificate or certificates for the Shares; and

            (c) take such other acts as it deems necessary in order to cause the issuance of optioned Shares to comply with applicable provisions of state and federal securities laws.

      3.    PROVISIONS APPLICABLE TO NON-STATUTORY AND INCENTIVE STOCK
            OPTIONS:

      The provisions of this Section 3 shall apply to Non-Statutory Options and Incentive Stock Options.

      3.1   Method of Exercise of Option:

      Within ten (10) days after receipt by the Company of the notice provided for in Section 2.8, but not later than the expiration date specified in Section 2.7(e), the option shall be exercised as to the number of Shares specified in the notice of payment to the Company of the amount specified in either Section
4.2 or Section 5.5, as may be applicable. Payment of the purchase price provided in the option shall be made in cash, in shares of the Company's Common Stock, or in any combination of cash and shares of the Company's Common Stock. Full or partial payment in shares of the Company's Common Stock shall be deemed to be the equivalent of payment in cash of the fair market value of those shares. For purposes of the preceding sentence and this Plan, "fair market value" is defined as the average, if any, of the closing prices for the Common Stock as of 4:00 p.m. Eastern Time on the date of exercise on the principal trading exchange or national automated stock quotation system on which the Common

Stock is traded or quoted. Payment of the purchase price in shares of the Company's Common Stock shall be subject to rules and procedures established by the Committee including but not limited to any minimum holding period of the shares used in payment of the purchase price.

      3.2   Holding Period:

      Any Optionee who is an officer, director or ten percent ( 10%) shareholder of the Company shall be precluded from selling or transferring any Common Stock or other security of the Company underlying an option during the six (6) months immediately following the grant of the option.

      3.3   Substitutions and Assumptions:

      The Committee shall have the right to substitute or assume options in connection with mergers, reorganizations, separations or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Code, and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

      3.4   Proceeds from Sale of Stock:

      Proceeds of the purchase of optioned Shares by an Optionee or permitted transferee shall be for the general business purposes of the Company.

      4.    PROVISIONS APPLICABLE SOLELY TO NON-STATUTORY STOCK OPTIONS:

      In addition to the provisions of Sections 2 and 3, the following paragraphs shall apply to any options granted under this Plan which are not Incentive Stock Options.

      4.1   Option Price:

      The option or purchase price of each Share optioned under this Plan shall be determined by the Committee at the time the option is granted, provided that the option price shall not be less than the fair market value of such Shares on the date of grant.

      4.2   Method of Exercise of Option:

      The amount to be paid by the Optionee or permitted transferee upon exercise of a Non-Statutory Option shall be the full purchase price thereof provided in the option, together with the amount of federal, state or local taxes of any kind required to be withheld by the Company. If a permitted transferee fails to pay such withholding taxes, the Optionee shall pay them. An Optionee or permitted transferee may elect to pay his or her withholding taxes by having the Company withhold shares of Company stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is deemed to be equal to the fair market value of the shares on the day the option is exercised. An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

            (a) if an Optionee has received multiple option grants, a separate election must be made for each grant;

            (b) the election must be made prior to the day the option is exercised;

            (c)   the election will be irrevocable; and

            (d) the election will be subject to the disapproval of the Committee.

      5.    PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS:

      In addition to the provisions of Sections 2 and 3, the following paragraphs shall apply to any options granted under this Plan which are Incentive Stock Options.

      5.1   Conformance with Internal Revenue Code:

      Options granted under this Plan which are "Incentive Stock Options" shall conform to, be governed by and interpreted in accordance with, Section 422 of the Code and any regulations promulgated thereunder as well as any amendments to the Code and such regulations.

      5.2   Option Price:

      The option or purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Committee at the time of the action for the granting of the option but shall not, in any event, be less than the fair market value of such Shares on the date of grant.

      5.3   Limitation on Vesting of Incentive Stock Option:

      The aggregate fair market value of the option Shares (determined on the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under this Plan and any other plan of the Company or its subsidiaries which authorizes Incentive Stock Options) shall not exceed $100,000.

      5.4   Limitation on Grants to Substantial Shareholders:

      An employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company unless the per share option price specified by the Committee for the Incentive Stock Options granted such an employee is at least one hundred ten percent (110%) of the fair market value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted.

      5.5   Method of Exercise of Option:

      The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the option.

      5.6   Time Limits on Grants and Exercises:

      No Incentive Stock Option may be granted after October 26, 2004, and no Incentive Stock Option may have a term of more than ten (10) years.

                                    PENWEST, LTD.


                                    By  /s/ Tod R. Hamachek
                                        ----------------------------------

                                    Its  President
                                        ----------------------------------

ATTEST:

/s/ Jeffrey T. Cook
-----------------------------
Its Secretary